Exhibit 99.1

Envestnet Reports First Quarter 2023 Financial Results

Berwyn, PA — May 4, 2023 — Envestnet (NYSE: ENV), a leading provider of intelligent systems for wealth management and financial wellness, today reported financial results for the three months ended March 31, 2023.

	Three months ended
Key Financial Metrics	March 31,		%
(in millions, except per share data)	2023	2022	Change
GAAP:
Total revenue	$298.7	$321.4	(7)%
Net loss attributable to Envestnet, Inc.	$(41.2)	$(13.9)	*
Net loss attributable to Envestnet, Inc. per diluted share	$(0.76)	$(0.25)	*

Non-GAAP:
Adjusted revenue(1)	$298.8	$321.4	(7)%
Adjusted EBITDA(1)	$55.4	$55.7	(1)%
Adjusted net income(1)	$30.1	$31.0	(3)%
Adjusted net income per diluted share(1)	$0.46	$0.47	(2)%
________________________________________________________
*Not meaningful

“Envestnet is paving the way for the future of advice- providing more services and solutions through integrated technology, data and digital tools. This is the growth strategy for Envestnet and the industry. We are thriving in the unparalleled change and embracing innovation all while modernizing our breadth of offering,” said Bill Crager, Chief Executive Officer.

“At a time when markets face headwinds, our first quarter results prove the strength of our business and our engaged clients are playing back to us the benefits of what we do,” concluded Mr. Crager.

Financial Results for the First Quarter of 2023

Asset-based recurring revenue decreased 13% during the first quarter of 2023, representing 59% of total revenue compared to 63% for the first quarter of 2022. Subscription-based recurring revenue increased 2% from the first quarter of 2022, and represented 39% of total revenue for the first quarter of 2023, compared to 36% for the first quarter of 2022. Professional services and other non-recurring revenue increased 20% from the prior year period. Total revenue decreased 7% to $298.7 million for the first quarter of 2023 from $321.4 million for the first quarter of 2022.

Total operating expenses for the first quarter of 2023 decreased 6% to $309.8 million from $328.1 million in the prior year period. Direct expense decreased to $109.0 million for the first quarter of 2023 from $125.3 million for the prior year period. Employee compensation decreased 10% to $114.2 million for the first quarter of 2023 from $126.8 million for the prior year period. Employee compensation was 38% of total revenue for the first quarter of 2023, compared to 39% for the prior year period. General and administrative expenses increased 21% to $53.6 million for the first quarter of 2023 from $44.3 million for the prior year period. General and administrative expenses were 18% of total revenue for the first quarter of 2023, compared to 14% for the prior year period.

Loss from operations was $11.1 million for the first quarter of 2023 compared to a loss of $6.7 million for the first quarter of 2022. Net loss attributable to Envestnet, Inc. was $41.2 million for the first quarter of 2023 compared to net loss attributable to Envestnet, Inc. of $13.9 million for the first quarter of 2022. Net loss attributable to Envestnet, Inc. per diluted share was $0.76 for the first quarter of 2023 compared to net loss attributable to Envestnet, Inc. per diluted share of $0.25 for the first quarter of 2022.

Adjusted revenue(1) for the first quarter of 2023 decreased 7% to $298.8 million from $321.4 million for the prior year period. Adjusted EBITDA(1) for the first quarter of 2023 decreased to $55.4 million from $55.7 million for the prior year period. Adjusted net income(1) decreased 3% for the first quarter of 2023 to $30.1 million from $31.0 million for the prior year period. Adjusted net income per diluted share(1) for the first quarter of 2023 decreased 2% to $0.46 from $0.47 in the first quarter of 2022.

Balance Sheet and Liquidity

As of March 31, 2023, Envestnet had $52.7 million in cash and cash equivalents and $937.5 million in outstanding debt. Debt as of March 31, 2023 results from $45.0 million in convertible notes maturing in June 2023, $317.5 million in convertible notes maturing in 2025 and $575.0 million in convertible notes maturing in 2027. Envestnet's $500.0 million revolving credit facility was undrawn as of March 31, 2023.

Outlook

Envestnet provided the following outlook for the second quarter and full year ending December 31, 2023. This outlook is based on the market value of assets under management or administration as of March 31, 2023. We caution that we cannot predict the market value of these assets on any future date. See “Cautionary Statement Regarding Forward-Looking Statements.”

In Millions, Except Adjusted EPS	2Q 2023			FY 2023
GAAP:
Revenue:
Asset-based	$186.0	-	$187.5
Subscription-based	117.5	-	118.0
Total recurring revenue	303.5	-	305.5
Professional services and other revenue	8.5	-	9.5
Total revenue	$312.0	-	$315.0	$1,260.0	-	$1,270.0

Asset-based direct expense	$109.0	-	$109.5
Total direct expense	$123.5	-	$124.0

Net income	(a)	-	(a)	(a)	-	(a)

Diluted shares outstanding		66.5			66.2
Net income per diluted share	(a)	-	(a)	(a)	-	(a)

Non-GAAP:
Adjusted revenue(1):
Asset-based	$186.0	-	$187.5
Subscription-based	117.5	-	118.0
Total recurring revenue	303.5	-	305.5
Professional services and other revenue	8.5	-	9.5
Total revenue	$312.0	-	$315.0	$1,260.0	-	$1,270.0

Adjusted EBITDA(1)	$55.0	-	$57.0	$253.0	-	$260.0
Adjusted net income per diluted share(1)	$0.45	-	$0.46	$2.11		$2.19

(a) Envestnet does not forecast net income and net income per diluted share due to the unpredictable nature of various items adjusted for non-GAAP disclosure purposes, including the periodic GAAP income tax provision.

Conference Call

Envestnet will host a conference call to discuss first quarter 2023 financial results today at 5:00 p.m. ET. The live webcast and accompanying presentation can be accessed from Envestnet’s investor relations website at http://investor.envestnet.com/. A replay of the webcast will be available on the investor relations website following the call.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Approximately 106,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

For more information on Envestnet, please visit www.envestnet.com and follow us on Twitter @ENVintel.

(1) Non-GAAP Financial Measures

“Adjusted revenue” excludes the effect of purchase accounting on the fair value of acquired deferred revenue. On January 1, 2022, the Company adopted ASU 2021-08 whereby it now accounts for contract assets and contract liabilities obtained upon a business combination in accordance with ASC 606. Prior to the adoption of ASU 2021-08, we recorded at fair value the acquired deferred revenue for contracts in effect at the time the entities were acquired. Consequently, revenue related to acquired entities for periods subsequent to the acquisition did not reflect the full amount of revenue that would have been recorded by these entities had they remained stand-alone entities. Adjusted revenue has limitations as a financial measure, should be considered as supplemental in nature and is not meant as a substitute for revenue prepared in accordance with GAAP.

“Adjusted EBITDA” represents net income (loss) before deferred revenue fair value adjustment, interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash compensation expense, restructuring charges and transaction costs, severance, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and (income) loss attributable to non-controlling interest.

“Adjusted net income” represents net income (loss) before deferred revenue fair value adjustment, non-cash interest expense, cash interest on our convertible notes, non-cash compensation expense, restructuring charges and transaction costs, severance, amortization of acquired intangibles, litigation, regulatory and other governance related expenses, foreign currency, non-income tax expense adjustment, loss allocations from equity method investments and (income) loss attributable to non-controlling interest. Reconciling items are presented gross of tax, and a normalized tax rate is applied to the total of all reconciling items to arrive at adjusted net income. The normalized tax rate is based solely on the estimated blended statutory income tax rates in the jurisdictions in which we operate. We monitor the normalized tax rate based on events or trends that could materially impact the rate, including tax legislation changes and changes in the geographic mix of our operations.

“Adjusted net income per diluted share” represents adjusted net income (loss) attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliations of Non-GAAP Financial Measures on pages 9-12 of this press release. Reconciliations are not provided for guidance on such measures as the Company is unable to predict the amounts to be adjusted, such as the GAAP tax provision. The Company’s Non-GAAP Financial Measures should not be viewed as a substitute for revenue, net income (loss) or net income (loss) per share determined in accordance with GAAP.

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s expected financial performance and outlook for the second quarter and full year of 2023, its strategic and operational plans and growth strategy, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, the concentration of our revenue from the delivery of our solutions and services to clients in the financial services industry; our reliance on a limited number of clients for a material portion of our revenue; the renegotiation of fees by our clients; changes in the estimates of fair value of reporting units or of long-lived assets; the amount of our debt and our ability to service our debt; limitations on our ability to access information from third parties or charges for accessing such information; the targeting of some of our sales efforts at large financial institutions and large financial technology (“FinTech”) companies which prolongs sales cycles, requires substantial upfront sales costs and results in less predictability in completing some of our sales; changes in investing patterns on the assets on which we derive revenue and the freedom of investors to redeem or withdraw investments generally at any time; the impact of fluctuations in market conditions and interest rates on the demand for our products and services and the value of assets under management or administration; our ability to keep up with rapid technological change, evolving industry standards or changing requirements of clients; risks associated with our international operations; the competitiveness of our solutions and services as compared to those of others; liabilities associated with potential, perceived or actual breaches of fiduciary duties and/or conflicts of interest; harm to our reputation; our ability to successfully identify potential acquisition candidates, complete acquisitions and successfully integrate acquired companies; our ability to successfully execute the conversion of clients’ assets from their technology platform to our technology platforms in a timely and accurate manner; the failure to protect our intellectual property rights; our ability to introduce new solutions and services and enhancements; our ability to maintain the security and integrity of our systems and facilities and to maintain the privacy of personal information and potential liabilities for data security breaches; the effect of privacy laws and regulations, industry standards and contractual obligations and changes to these laws, regulations, standards and obligations on how we operate our business and the negative effects of failure to comply with these requirements; regulatory compliance failures; failure by our customers to obtain proper permissions or waivers for our use of disclosure of information; adverse judicial or regulatory proceedings against us; failure of our solutions, services or systems, or those of third parties on which we rely, to work properly; potential liability for use of inaccurate information by third parties provided by us; the occurrence of a deemed “change of control”; the uncertainty of the application and interpretation of certain tax laws; issuances of additional shares of common stock or issuances of shares of preferred stock or convertible securities on our existing stockholders; changes in the level of inflation; general economic, political and regulatory conditions; changes in trade, monetary and fiscal policies and laws; global events, natural disasters, environmental disasters, terrorist attacks and pandemics or health crises, including their impact on the economy and trading markets; social, environmental and sustainability concerns that may arise, including from our business activities; and management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in our filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or our Investor Relations website at http://investor.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of May 4, 2023 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations	Media Relations
investor.relations@envestnet.com	mediarelations@envestnet.com
(312) 827-3940

Envestnet, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$52,664	$162,173
Fees receivable, net	122,704	101,696
Prepaid expenses and other current assets	47,391	41,363
Total current assets	222,759	305,232
Property and equipment, net	64,144	62,443
Internally developed software, net	196,874	184,558
Intangible assets, net	377,055	379,995
Goodwill	998,428	998,414
Operating lease right-of-use-assets, net	79,553	81,596
Other assets	117,644	99,927
Total assets	$2,056,457	$2,112,165

Liabilities and equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$195,983	$233,866
Operating lease liabilities	12,270	11,949
Deferred revenue	44,445	36,363
Current portion of debt	44,954	44,886
Total current liabilities	297,652	327,064
Debt, net of current portion	872,968	871,769
Operating lease liabilities, net of current portion	108,568	110,652
Deferred tax liabilities, net	21,445	16,196
Other liabilities	18,644	18,880
Total liabilities	1,319,277	1,344,561

Equity:
Total stockholders’ equity, attributable to Envestnet, Inc.	725,614	754,567
Non-controlling interest	11,566	13,037
Total liabilities and equity	$2,056,457	$2,112,165

Envestnet, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Revenue:
Asset-based	$176,932	$202,717
Subscription-based	117,079	114,734
Total recurring revenue	294,011	317,451
Professional services and other revenue	4,696	3,912
Total revenue	298,707	321,363

Operating expenses:
Direct expense	108,989	125,282
Employee compensation	114,215	126,849
General and administrative	53,619	44,335
Depreciation and amortization	32,941	31,618
Total operating expenses	309,764	328,084

Loss from operations	(11,057)	(6,721)
Other expense, net	(7,935)	(5,967)
Loss before income tax provision	(18,992)	(12,688)

Income tax provision	23,769	2,020

Net loss	(42,761)	(14,708)
Add: Net loss attributable to non-controlling interest	1,533	849
Net loss attributable to Envestnet, Inc.	$(41,228)	$(13,859)

Net loss attributable to Envestnet, Inc. per share:
Basic and diluted	$(0.76)	$(0.25)

Weighted average common shares outstanding:
Basic and diluted	54,143,259	54,903,677

Envestnet, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(42,761)	$(14,708)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	32,941	31,618
Provision for doubtful accounts	571	(1,747)
Deferred income taxes	5,221	(18,955)
Non-cash compensation expense	19,453	21,814
Non-cash interest expense	4,498	2,599
Loss allocations from equity method investments	2,940	1,545
Other	(103)	(59)
Changes in operating assets and liabilities:
Fees receivable, net	(21,579)	8,661
Prepaid expenses and other assets	(9,858)	(9,491)
Accounts payable, accrued expenses and other liabilities	(32,917)	(29,113)
Deferred revenue	8,073	11,097
Net cash (used in) provided by operating activities	(33,521)	3,261
Cash flows from investing activities:
Purchases of property and equipment	(4,402)	(3,896)
Capitalization of internally developed software	(23,664)	(21,671)
Acquisition of proprietary technology	(10,000)	(15,000)
Investments in private companies	(950)	(3,000)
Issuance of loan receivable to private company	(20,000)	—
Other	260	(2,500)
Net cash used in investing activities	(58,756)	(46,067)
Cash flows from financing activities:
Proceeds from exercise of stock options	367	658
Payments related to tax withholdings for stock-based compensation	(10,732)	(12,570)
Payments on finance lease obligations	(152)	(12,454)
Payments related to revolving credit facility	—	(1,869)
Payments related to share repurchases	(9,289)	—
Purchases of non-controlling units from third-party shareholders	(1,008)	—
Other	2	3
Net cash used in financing activities	(20,812)	(26,232)
Effect of exchange rate on changes on cash, cash equivalents and restricted cash	3,580	(627)
Net change in cash, cash equivalents and restricted cash	(109,509)	(69,665)
Cash, cash equivalents and restricted cash, beginning of period	162,173	429,428
Cash, cash equivalents and restricted cash, end of period	$52,664	$359,763

(a) The following table reconciles amounts from the condensed consolidated balance sheets to cash, cash equivalents and restricted cash reported within the condensed consolidated statements of cash flows:

	March 31,	March 31,
	2023	2022
Cash and cash equivalents	$52,664	$359,614
Restricted cash included in prepaid expenses and other current assets	—	149
Total cash, cash equivalents and restricted cash	$52,664	$359,763

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Total revenue	$298,707	$321,363
Deferred revenue fair value adjustment (a)	52	54
Adjusted revenue	$298,759	$321,417

Net loss	$(42,761)	$(14,708)
Add (deduct):
Deferred revenue fair value adjustment (a)	52	54
Interest income (b)	(1,358)	(321)
Interest expense (b)	6,320	4,853
Income tax provision	23,769	2,020
Depreciation and amortization	32,941	31,618
Non-cash compensation expense (d)	19,453	21,814
Restructuring charges and transaction costs (e)	4,163	2,346
Severance (d)	6,188	3,106
Litigation, regulatory and other governance related expenses (c)	3,074	3,077
Foreign currency	33	(108)
Non-income tax expense adjustment (c)	(168)	24
Loss allocations from equity method investments (b)	2,940	1,545
Loss attributable to non-controlling interest	778	377
Adjusted EBITDA	$55,424	$55,697

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within other expense, net in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within employee compensation expense in the condensed consolidated statements of operations.
(e)For the three months ended March 31, 2023 and 2022, $4.1 million and $2.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended March 31, 2023 and 2022, $0.1 million and $(0.2) million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
(in thousands, except share and per share information)
(unaudited)

	Three Months Ended
	March 31,
	2023	2022
Net loss	$(42,761)	$(14,708)
Income tax provision (a)	23,769	2,020
Loss before income tax provision	(18,992)	(12,688)
Add (deduct):
Deferred revenue fair value adjustment (b)	52	54
Non-cash interest expense (d)	1,442	2,059
Cash interest - Convertible Notes (d)	4,565	2,480
Non-cash compensation expense (e)	19,453	21,814
Restructuring charges and transaction costs (g)	4,163	2,346
Severance (e)	6,188	3,106
Amortization of acquired intangibles (f)	16,940	17,520
Litigation, regulatory and other governance related expenses (c)	3,074	3,077
Foreign currency (d)	33	(108)
Non-income tax expense adjustment (c)	(168)	24
Loss allocations from equity method investments (d)	2,940	1,545
Loss attributable to non-controlling interest	778	377
Adjusted net income before income tax effect	40,468	41,606
Income tax effect (h)	(10,319)	(10,610)
Adjusted net income	$30,149	$30,996

Basic number of weighted-average shares outstanding	54,143,259	54,903,677
Effect of dilutive shares:
Options to purchase common stock	88,323	156,349
Unvested restricted stock units	463,719	568,914
Convertible notes	11,470,645	9,898,549
Warrants	—	51,764
Diluted number of weighted-average shares outstanding	66,165,946	65,579,253

Adjusted net income per share - diluted	$0.46	$0.47

(a)For the three months ended March 31, 2023 and 2022, the effective tax rate computed in accordance with GAAP equaled (125.2)% and (15.9)%, respectively.
(b)Included within subscription-based revenue in the condensed consolidated statements of operations.
(c)Included within general and administrative expense in the condensed consolidated statements of operations.
(d)Included within other expense, net in the condensed consolidated statements of operations.
(e)Included within employee compensation expense in the condensed consolidated statements of operations.
(f)Included within depreciation and amortization expense in the condensed consolidated statements of operations.
(g)For the three months ended March 31, 2023 and 2022, $4.1 million and $2.5 million were included within general and administrative expense, respectively, in the condensed consolidated statements of operations. For the three months ended March 31, 2023 and 2022, $0.1 million and $(0.2) million were included within employee compensation expense, respectively, in the condensed consolidated statements of operations.
(h)An estimated normalized effective tax rate of 25.5% has been used to compute adjusted net income for the three months ended March 31, 2023 and 2022.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information
(in thousands)
(unaudited)

	Three Months Ended March 31, 2023
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$256,660	$42,047	$—	$298,707
Deferred revenue fair value adjustment (a)	52	—	—	52
Adjusted revenue	$256,712	$42,047	$—	$298,759

Revenue:
Asset-based	$176,932	$—	$—	$176,932
Subscription-based	76,485	40,594	—	117,079
Total recurring revenue	253,417	40,594	—	294,011
Professional services and other revenue	3,243	1,453	—	4,696
Total revenue	$256,660	$42,047	$—	$298,707

Operating expenses:
Direct expense
Asset-based	$102,623	$—	$—	$102,623
Subscription-based	1,422	4,940	—	6,362
Professional services and other	4	—	—	4
Total direct expense	104,049	4,940	—	108,989
Employee compensation	76,883	21,406	15,926	114,215
General and administrative	28,127	14,678	10,814	53,619
Depreciation and amortization	24,138	8,803	—	32,941
Total operating expenses	$233,197	$49,827	$26,740	$309,764

Income (loss) from operations	$23,463	$(7,780)	$(26,740)	$(11,057)
Add (deduct):
Deferred revenue fair value adjustment (a)	52	—	—	52
Depreciation and amortization	24,138	8,803	—	32,941
Non-cash compensation expense (c)	11,242	2,662	5,549	19,453
Restructuring charges and transaction costs (d)	1,138	244	2,781	4,163
Severance (c)	3,576	2,428	184	6,188
Litigation, regulatory and other governance related expenses (b)	—	1,324	1,750	3,074
Non-income tax expense adjustment (b)	(102)	(66)	—	(168)
Loss attributable to non-controlling interest	778	—	—	778
Adjusted EBITDA	$64,285	$7,615	$(16,476)	$55,424
(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$4.1 million was included within general and administrative expense and $0.1 million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Reconciliation of Non-GAAP Financial Measures
Segment Information (continued)
(in thousands)
(unaudited)

	Three Months Ended March 31, 2022
	Envestnet Wealth Solutions	Envestnet Data & Analytics	Nonsegment	Total
Revenue	$273,568	$47,795	$—	$321,363
Deferred revenue fair value adjustment (a)	54	—	—	54
Adjusted revenue	$273,622	$47,795	$—	$321,417

Revenue:
Asset-based	$202,717	$—	$—	$202,717
Subscription-based	68,537	46,197	—	114,734
Total recurring revenue	271,254	46,197	—	317,451
Professional services and other revenue	2,314	1,598	—	3,912
Total revenue	$273,568	$47,795	$—	$321,363

Operating expenses:
Direct expense:
Asset-based	$117,428	$—	$—	$117,428
Subscription-based	1,365	6,446	—	7,811
Professional services and other	15	28	—	43
Total direct expense	118,808	6,474	—	125,282
Employee compensation	78,644	30,166	18,039	126,849
General and administrative	27,360	8,611	8,364	44,335
Depreciation and amortization	23,487	8,131	—	31,618
Total operating expenses	$248,299	$53,382	$26,403	$328,084

Income (loss) from operations	$25,269	$(5,587)	$(26,403)	$(6,721)
Add (deduct):
Deferred revenue fair value adjustment (a)	54	—	—	54
Depreciation and amortization	23,487	8,131	—	31,618
Non-cash compensation expense (c)	11,290	3,535	6,989	21,814
Restructuring charges and transaction costs (d)	284	(3)	2,065	2,346
Severance (c)	1,410	1,642	54	3,106
Litigation, regulatory and other governance related expenses (b)	—	3,077	—	3,077
Non-income tax expense adjustment (b)	107	(83)	—	24
Loss attributable to non-controlling interest	377	—	—	377
Other	—	2	—	2
Adjusted EBITDA	$62,278	$10,714	$(17,295)	$55,697

(a)Included within subscription-based revenue in the condensed consolidated statements of operations.
(b)Included within general and administrative expense in the condensed consolidated statements of operations.
(c)Included within employee compensation expense in the condensed consolidated statements of operations.
(d)$2.5 million was included within general and administrative expense and $(0.2) million was included within employee compensation expense in the condensed consolidated statements of operations.

Envestnet, Inc.
Key Metrics
(in millions, except accounts and advisors data)
(unaudited)

Envestnet Wealth Solutions Segment

The following table provides information regarding the amount of assets utilizing our platforms, financial advisors and investor accounts in the periods indicated:

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2022(1)	2022	2022	2022	2023
Platform Assets
Assets under Management (“AUM”)	$361,251	$325,209	$315,883	$341,144	$363,244
Assets under Administration (“AUA”)	432,141	352,840	350,576	367,412	379,843
Total AUM/A	793,392	678,049	666,459	708,556	743,087
Subscription	4,736,537	4,312,114	4,134,414	4,382,109	4,566,971
Total Platform Assets	$5,529,929	$4,990,163	$4,800,873	$5,090,665	$5,310,058
Platform Accounts
AUM	1,459,093	1,491,861	1,522,968	1,547,009	1,571,862
AUA	1,186,180	1,061,484	1,135,302	1,135,026	1,142,166
Total AUM/A	2,645,273	2,553,345	2,658,270	2,682,035	2,714,028
Subscription	15,151,569	15,312,144	15,596,403	15,665,020	15,779,980
Total Platform Accounts	17,796,842	17,865,489	18,254,673	18,347,055	18,494,008
Advisors
AUM/A	39,800	38,394	38,417	38,025	38,611
Subscription	67,168	66,838	67,348	67,520	67,843
Total Advisors	106,968	105,232	105,765	105,545	106,454
(1) Certain assets and accounts have been reclassified from AUA to AUM to better reflect the nature of the services provided to certain customers.

The following table summarizes the changes in AUM and AUA for the three months ended March 31, 2023:

	As of December 31, 2022	Gross Sales	Redemptions	Net Flows	Market Impact	Reclass to Subscription	As of March 31, 2023
AUM	$341,144	$24,657	$(15,677)	$8,980	$14,259	$(1,139)	$363,244
AUA	367,412	32,551	(21,547)	11,004	14,529	(13,102)	379,843
Total AUM/A	$708,556	$57,208	$(37,224)	$19,984	$28,788	$(14,241)	$743,087

Fee-Based Accounts	2,682,035			116,249		(84,256)	2,714,028

The above AUM/A gross sales figures include $17.1 billion in new client conversions. The Company onboarded an additional $48.8 billion in subscription conversions during the three months ended March 31, 2023, bringing total conversions for the quarter to $65.9 billion.

Asset and account figures in the “Reclass to Subscription” column for the three months ended March 31, 2023 represent enterprise customers whose billing arrangements in future periods are subscription-based, rather than asset-based. Such amounts are included in Subscription metrics at the end of the quarter in which the reclassification occurred, with no impact on total platform assets or accounts.

Envestnet, Inc.
Key Metrics
(in millions, except firm data)
(unaudited)

 Envestnet Data & Analytics Segment

The following table provides information regarding the amount of paid-end users and firms using the Envestnet Data & Analytics platform in the periods indicated:

	As of
	March 31,	June 30,	September 30,	December 31,	March 31,
	2022	2022	2022	2022	2023

Number of paying users	31.4	37.2	38.1	38.8	37.5
Number of firms	1,649	1,731	1,815	1,827	1,851